EXHIBIT C

SUBSCRIPTION AGREEMENT
(Share Contribution)

Systems Holding, Inc.
488 Main Avenue
Norwalk, Connecticut 06851-1007


Ladies and Gentlemen:

1. Recitals. The undersigned hereby acknowledges that Systems Holding, Inc. (the "Corporation") has been organized under the laws of the State of Delaware in order to hold, directly or indirectly, all of the outstanding common shares of the capital stock of Electronic Retailing Systems International, Inc., a Delaware corporation: (x) in excess of a majority of the outstanding shares of which would, subject to the provisions hereinafter set forth, be contributed to the Corporation pursuant to subscription agreements substantially in the form of this Subscription Agreement; and (y) the remainder of which would be converted to cash pursuant to such terms and subject to such conditions as shall be contained in the Merger Agreement (as hereinafter defined) determined by the Board of Directors of the Corporation, in its sole discretion (the "ERS Transaction").

(i) 2.	Subscription.  (a)	The undersigned hereby
subscribes for ______ shares (the "Securities") of the common stock, $.0l par value ("Holdco Common Stock"), of the Corporation, equivalent to the number of shares of the common stock, $.01 par value (the "ERS Common Stock"), of Electronic Retailing Systems International, Inc., a Delaware corporation ("ERS"), contributed by the undersigned to the Corporation pursuant to this Agreement, which shall be issued to the undersigned contemporaneously with acceptance of this Subscription Agreement in the manner set forth in Paragraph 7 hereof.

	(b)	The undersigned shall, in exchange for the
foregoing Securities to which this subscription relates, at the Contribution Date (as hereinafter defined) assign, transfer and convey to the Corporation a number of shares of ERS Common Stock equivalent to the number of Securities acquired hereunder. In furtherance of its obligations at the Contribution Date, the undersigned herewith delivers to the Corporation a certificate or certificates representing the shares of ERS Common Stock to be contributed to the Corporation as aforesaid, accompanied by a stock power duly endorsed in blank in such manner as shall be directed by the Corporation.

	(c)	Prior to the acceptance of this Subscription
Agreement, the Corporation, in its sole discretion, may elect to cancel the offering of shares of Holdco Common Stock at any time, and in such event neither party hereto shall have any further obligation hereunder, and the Corporation shall return to the undersigned any certificate or certificates representing shares of ERS Common Stock delivered as aforesaid. In the event the Corporation shall not have accepted this subscription on or prior to July 15, 2001, neither party shall have any further obligation hereunder.

3.	Subscriber Representations and Warranties. To induce
the acceptance of this subscription by the Corporation, the undersigned hereby represents, warrants, agrees and confirms to the Corporation that:

	(a)	The information which the undersigned has
provided to the Corporation is true and correct in all respects as of the date hereof (or, if there have been any changes in such information since the date such information was furnished, the undersigned has advised the Corporation in writing of such changes).

	(b)	The address set forth below is the true and
correct residence of the undersigned, the undersigned has reached the age of majority in such state or jurisdiction, and the undersigned has no present intention of becoming a resident of any other state or jurisdiction. (If a corporation, trust or partnership, the undersigned has its principal place of business at the address set forth below, and was not organized for the specific purpose of acquiring the Units subscribed for herein).

	(c) The undersigned is a sophisticated investor familiar with the types of risks inherent in the purchase of the Securities, and has such business or financial experience that the undersigned is capable of protecting his own interests in connection with an investment in the Corporation.

	(d) The undersigned has examined, or has had an opportunity to examine, and make copies of, before the date hereof, all information concerning the Corporation and ERS and this offering requested by the undersigned, and all material documents relating to this offering, and on the basis of such examination is thoroughly familiar with the business and affairs of the Corporation and ERS. Without limiting the generality of the foregoing, the undersigned has received a copy of: (i) the certificate of incorporation and by-laws of the Corporation, and the form of Principal Stockholders Agreement relating to the Corporation proposed to be entered into by Norton Garfinkle, Bruce F. Failing, Jr. and their respective affiliates, (ii) ERS' Annual Report on Form 10-K for the year ended December 31, 2000, including therein the consolidated financial statements of ERS as at such date and for the three years then ended, together with Amendment No. 1 to said report, and (iii) ERS' Quarterly Report on Form 10-Q for the quarter ended March 31, 2001. The undersigned has had an opportunity to ask questions of and receive answers from the Corporation, or a person or persons acting on its behalf, concerning the terms and conditions of this investment, and to obtain any additional information necessary to verify the accuracy of the information furnished, and all such questions have been answered to the full satisfaction of the undersigned.

	(e)	The undersigned owns, and will contribute to the
Corporation hereunder, a number of shares of ERS Common Stock equivalent to the number of Securities acquired hereunder. The shares of ERS Common Stock to be contributed to the Corporation hereunder (together with any shares to be contributed to the Corporation by affiliates of the undersigned) constitute all of the shares of ERS Common Stock beneficially owned by the undersigned (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934). At the Contribution Date, there will be, no pledges, charges, liens, security interests or other encumbrances of any nature whatsoever (collectively, "Liens") with respect to such shares; and, at the Contribution Date, the Corporation will acquire good and marketable title to such shares, free and clear of all Liens.

	(f)	No representations or warranties have been made
to the undersigned by or on behalf of the Corporation, or any of its agents, employees or affiliates, and in entering into this transaction the undersigned is relying only on the results of its own independent investigation, including the information furnished by the Corporation.

	(g) The undersigned does not intend or anticipate that this investment be a source of income, the undersigned is able to bear the substantial economic risks of the investment in the Securities being made by it, and at the present time the undersigned could afford a complete loss of such investment.

	(h) The undersigned is acquiring the Securities for its own account, for investment purposes only, and not with a view to the sale or other distribution thereof, in whole or in part. In order to induce the Corporation to issue and sell the Securities subscribed for herein to the undersigned, it is agreed that the Corporation will have no obligation to recognize the ownership, beneficial or otherwise, of any such Securities are convertible, by anyone other than the undersigned.

	(i) The undersigned understands that:

(i) The Securities are speculative investments and involve a high degree of risk.

(ii) There are substantial restrictions on the transferability of the Securities, and each of them; there will be no public market for the Securities, or any of them, acquired hereunder, and the undersigned will not be able to avail itself of the provisions of Rule 144 adopted by the Securities and Exchange Commission under the Securities Act of 1933 (the "Securities Act") with respect to the resale of any such Securities; and, accordingly, it may not be possible for the undersigned to liquidate its investment in the Corporation.

	(j) The undersigned understands that neither the Securities, nor any of them, have been registered under the Securities Act, in reliance on an exemption thereunder for transactions not involving any public offering, and that neither the Securities, nor any of them, have been approved or disapproved by the Securities and Exchange Commission or by any federal or state agency.

	(k) The undersigned will not sell, transfer, pledge or otherwise dispose of any Securities, or any interest therein, until either of the following events has occurred: (i) it has received an opinion in form and substance reasonably acceptable to the Corporation of counsel reasonably acceptable to the Corporation that registration thereof under the Securities Act is not required; or (ii) a registration statement under the Securities Act covering such securities, or interest therein and the disposition thereof has become effective under the Securities Act. Any certificates or other instruments in evidence of the Securities, or any of them, shall be endorsed with a legend to the foregoing effect (and referencing the additional restrictions contained in this Subscription Agreement), and stop transfer instructions shall be issued with respect to such Securities, so long as such Securities are, subject to such restrictions on disposition.

	(l) The undersigned is an "accredited investor" as defined under Regulation D promulgated pursuant to the Securities Act.

	(m) If the undersigned is a corporation or trust (or other entity not described under Sub-Paragraph (n) immediately succeeding), the person executing this Subscription Agreement represents and warrants that it is authorized to so sign, and to enter into the Irrevocable Proxy (as hereinafter defined), that the corporation, trust or other such entity is authorized by the articles (or certificate) of incorporation and by-laws of the corporation or by the trust agreement, or by the governing documents of such other entity, as the case may be, to make this investment and to enter into this Subscription Agreement and the Irrevocable Proxy; and, in the case of a corporation, the undersigned will, upon request of the Corporation, furnish to the Corporation a true and correct copy of the provisions of the articles (or certificate) of incorporation or by-laws, or both, authorizing the undersigned to make such investment, as well as a copy (certified by the secretary or other authorized officer) of appropriate corporate resolutions authorizing this specific investment, and in the case of a trust, the undersigned will, upon request of the Corporation, furnish to the Corporation a true and correct copy of the provisions of the trust agreement authorizing the trustee to make such investment, and in the case of any other such entity, the undersigned will, upon request of the Corporation, furnish to the Corporation a true and correct copy of the provisions of such other governing documents authorizing the undersigned to make such investment.

	(n) If the undersigned is a partnership, by signing below, the partner executing this Subscription Agreement represents and warrants that each one of the foregoing representations or agreements or understandings set forth herein applies to each partner; that it is authorized to so sign and to enter into this Subscription Agreement and the Irrevocable Proxy; upon request of the Corporation, the undersigned will furnish to the Corporation a true and correct copy of the provisions of the undersigned's partnership agreement authorizing the executing partner to make such investments; in the case of any partner that is a trust, a trustee (or co-trustee) of the trust is authorized by the trust agreement to make this investment and to enter into this Subscription Agreement and to enter into the Irrevocable Proxy; and in the case of any partner that is a corporation, such corporation, will upon request of the Corporation, furnish to the Corporation a true and correct copy of the provisions of the articles (or certificate) of incorporation or by-laws, or both, authorizing such corporation to make such investment, and a copy (certified by the secretary or other authorized officer) of appropriate corporate resolutions authorizing this specific investment; and in the case of a partner that is organized as an entity not set forth as aforesaid, the undersigned will, upon request of the Corporation, furnish to the Corporation a true and correct copy of the provisions of the governing documents of such entity authorizing such entity to make such investment.

4. Indemnity. The undersigned understands the meaning and legal consequences of the representations, warranties and agreements contained in Paragraph 3 hereof and elsewhere herein, and the undersigned hereby agrees to indemnify and hold harmless the Corporation and each officer and director thereof from and against any and all loss, damage or liability due to or arising out of a breach of any representation, warranty or agreement of the undersigned.

5. Acceptance. The undersigned understands that this subscription is not binding on the Corporation until the Corporation accepts it, which acceptance is at the sole discretion of the Corporation, by executing this Subscription
Agreement where indicated.

6. Corporation Representations and Warranties. By its acceptance of this subscription, the Corporation hereby represents, warrants, agrees and confirms to the undersigned that:

	(a) The officer executing this Subscription Agreement is authorized to so sign; the Corporation is authorized by its certificate of incorporation and by-laws to accept this Subscription Agreement; and the execution and delivery hereof by the Corporation and the consummation by the Corporation of the transactions contemplated hereby have been duly authorized by all necessary corporate action .

	(b)	The Corporation is duly organized, validly
existing and in good standing under the laws of its jurisdiction of incorporation, and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and proposed to be conducted.

	(c)	The authorized capital stock of the Corporation
consists of 35,000,000 shares of Holdco Common Stock, and 2,000,000 shares of preferred stock, $1.00 par value. As of the date hereof, there are no subscriptions, warrants or options to which the Corporation is bound relating to the issuance or purchase of any shares of Holdco Common Stock, except agreements substantially in the form of this Subscription Agreement, or in the form of the Subscription Agreement (Cash Contribution) executed by the undersigned) (none of which the Corporation intends to accept except contemporaneously with all other such subscriptions to be accepted by the Corporation), and arrangements with the holders of indebtedness of ERS (substantially in the form disclosed to the undersigned), but subject to such determinations as may be made by the Board of Directors of the Corporation acting in the interests of all stockholders (and all subscribers to Holdco Common Stock), taken in their entirety (it being acknowledged, without limitation, that the Merger Agreement may provide for the assumption by the Corporation of stock options issued by ERS, and that the Corporation may issue additional shares of Holdco Common Stock, for cash, in order to provide funds for application under the Merger Agreement to the conversion of shares of ERS Common Stock issued upon exercise of options prior to closing under such agreement). The Securities, upon payment therefor in accordance with this Subscription Agreement, shall be duly authorized, validly issued and fully paid and non-assessable.

	(d)	As of the date hereof, the authorized capital
stock of ERS consists of 35,000,000 shares of ERS Common Stock, of which approximately 21,345,383 shares are issued and outstanding, and 2,000,000 shares of preferred stock, $1.00 par value, of which 40,000 shares are designated Series A-1 Convertible Preferred Stock, 39,985 shares of which are issued and outstanding. As of the date hereof, there are no subscriptions, warrants, options, calls, commitments by or agreements to which the Corporation is bound relating to the issuance or purchase of any shares of ERS Common Stock, except for (i) warrants, exercisable with respect to an aggregate of 2,538,258 shares of ERS Common Stock; (ii) options, exercisable with respect to an aggregate of approximately 2,903,384 shares of ERS Common Stock issuable pursuant to ERS' 1993 Employee Stock Option Plan (the "Employee Plan"); and (iii) options, exercisable with respect to an aggregate of 120,000 shares of ERS Common Stock issuable pursuant to the ERS' 1993 Director Stock Option Plan (together with the Employee Plan, the "Plans"). The Corporation has entered into irrevocably proxies, substantially in the form of Exhibit A, with the holders of in excess of 50% of the shares of ERS Common Stock outstanding on the date hereof.

7. Deliveries. (a) Upon acceptance of this subscription by the Corporation, the Corporation shall issue and deliver to the undersigned a certificate or certificates registered in the name of the undersigned representing the Securities subscribed hereunder, each such certificate containing the restrictive legend required under Paragraph 3(k) hereof and appropriately referencing the restrictions under paragraph 9 hereof and (through the Contribution Date) complying with the provisions of
Section 156 of the Delaware General Corporation Law regarding partly paid shares.

(b)	Subject to execution and delivery by, inter alia, the
Corporation and ERS of such definitive documentation as shall evidence agreement to the ERS Transaction, upon five days' prior written notice delivered to the undersigned by the Corporation (which shall specify that the conditions to consummate such transaction have been satisfied or waived, other than conditions with respect to actions to be taken at closing thereof, or immediately prior or subsequent thereto), at such time as shall be specified by the Corporation in such notice (the "Contribution Date"), all shares of ERS Common Stock applicable to the subscription hereunder shall contemporaneously be assigned, transferred and conveyed to the Corporation.

8. Voting Agreement. The undersigned hereby agrees that, in the event its subscription hereunder is accepted by the Corporation, it shall take all such action as shall reasonably be requested by the Corporation to vote its shares of ERS Common Stock, and all shares of the capital stock of ERS (x) into which such shares may be reclassified or (y) distributed in respect of such shares or received in exchange for such shares, and/or exercise any consensual rights with respect thereto, to approve any agreement and plan of merger (the "Merger Agreement") entered into, inter alia, by the Corporation and ERS, providing for the merger into ERS of a wholly-owned subsidiary of the Corporation as a result of which, among other matters, the common shares of ERS not held by the Corporation would be converted into the right to receive cash from the Corporation, and the consummation of the transactions contemplated by the Merger Agreement, including, without limitation, the approval of an amendment to ERS' certificate of incorporation whereby the outstanding shares of ERS Common Stock held by the Corporation would be reclassified as shares of the class B common stock, $.01 par value, of ERS, each share to have the same voting and dividend rights as one share of ERS Common Stock; and against any proposal inconsistent with the foregoing transactions. The undersigned herewith executes and delivers to the Corporation its irrevocable proxy dated the date hereof (the "Irrevocable Proxy"), in the form of Exhibit A attached hereto, with respect to its shares of ERS Common Stock, in furtherance of its agreement under this Paragraph 8.

9. Transfers of Securities. (a) Except as hereinafter provided, the undersigned shall not assign, pledge, hypothecate or encumber, directly or indirectly, all or any Securities, voluntarily or involuntarily, without the prior written approval of the Corporation.

	(b)	Notwithstanding any other provision contained in
this Paragraph 9, upon the death, bankruptcy, insolvency, liquidation or dissolution of the undersigned, its interest in the Corporation shall descend to and vest in its legal representatives or other successors, subject to the terms and conditions of this Paragraph 9 (and to the obligation of the undersigned to make the contribution to the Corporation required on the Contribution Date), who shall agree in writing to be bound hereby.

	(c)	(i)   The undersigned shall, subject to all other
terms and conditions of this Subscription Agreement, have the right to sell and assign all or any part of his Securities upon compliance with the provisions of this Sub-Paragraph (c); provided, however, that the assignee of such interest shall agree in writing to be bound by the terms and provisions of this Paragraph 9 (and it being acknowledged that no such transaction shall relieve the undersigned from its obligation to make the contribution to the Corporation required on the Contribution
Date).

		(ii) If the undersigned desires to sell and assign any securities of the Corporation pursuant to a bona fide offer therefor he shall first offer the same to the Corporation at a price equal to the dollar value of the consideration offered to the undersigned pursuant to such bona fide offer by written notice to the Corporation to that effect setting forth the terms of such bona fide offer. The Corporation shall have the right and option to purchase all but not less than all of the Securities specified in such notice. Such right and option shall be exercised by the Corporation by giving written notice of exercise to the undersigned within 30 days after the receipt of the foregoing notice from the undersigned.

		(iii) If the Corporation shall not have exercised its right and option within the time provided therefor, the undersigned shall thereafter be free for a period of 60 days to sell and assign the Securities to which such right and option related, free of the restriction of clause (ii) immediately preceding, but only on the terms set forth in such bona fide offer and to the offeror thereof.

		(iv) Notwithstanding any other provision contained in this Paragraph 9, but subject to the other terms and conditions of this Subscription Agreement, the undersigned may, at any time, sell, transfer, or assign all or any part of his Securities to any person or entity controlling, controlled by or under common control with the undersigned, or to any member of the immediate family of the undersigned (extending to parents, spouse, siblings, children or grandchildren), or to any trust for the benefit of the undersigned or any member of his immediate family, without compliance with the provisions of this Paragraph 9; provided, however, that the assignee of such interest shall agree to be bound by the terms and provisions of this Paragraph 9 (and it being acknowledged that no such transaction shall relieve the undersigned from its obligation to make the contribution to the Corporation required on the Contribution Date).

9. Sale of Controlling Interest. In the event that, after the Contribution Date, any party offers to acquire, directly or indirectly, a "controlling interest" in the Corporation, the Corporation shall use its best efforts to ensure that such offer is not accepted until the offeror shall first, by written notice, have offered to purchase from the undersigned its entire interest in the Corporation on the same terms per share and the same price per share applicable to the "controlling interest" proposed to be sold. The undersigned shall have the right and option, in its sole discretion, to sell such interest upon such terms by giving written notice of such election to the Corporation and such offeror within 30 days after the receipt of the applicable offer under this Paragraph 10. For purposes hereof, a "controlling interest" shall entail the possession, direct or indirect of the power of cause the direction of the management and policies of the Corporation, whether through ownership of voting securities, or otherwise.

10. Restricted Securities. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

11. Miscellaneous. (a) This subscription is not transferable or assignable by the undersigned.

	(b) All notices or other communications to be given or made hereunder shall be in writing and shall be delivered personally or mailed, by registered or certified mail, return receipt requested, postage prepaid, or by overnight mail by a reputable courier, to the undersigned or to the Corporation, as the case may be, at the respective addresses set forth herein.

	(c) Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Connecticut.

	(d) This Subscription Agreement, and the agreements referred to herein, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the parties.

	(e) Each of the parties shall bear such party's own expenses in connection with this Subscription Agreement and the transactions contemplated hereby. The undersigned shall be responsible for all taxes and governmental fees in connection with the transfer of its ERS Common Stock hereunder.

	(f)	The undersigned shall use its best efforts to
take such actions as may be necessary or reasonably requested by the Corporation to carry out and consummate the transactions contemplated by this Subscription Agreement. Without limiting the generality of the foregoing, the undersigned from time to time, at the request of the Corporation and without further consideration, shall execute and deliver further instruments of transfer and assignment and take such further action as the Corporation may reasonably require more effectively to transfer and assign to, and vest in, the Corporation the shares of ERS Common Stock assigned hereunder.

IN WITNESS WHEREOF, the undersigned executes and agrees to be bound by this Subscription Agreement this 2nd day of July, 2001.

SUBSCRIBER:









A.__	Check if individual	If Fiduciary, Corporation or Partnership,
  ownership.		check if one and indicate capacity of
signature under signature line:


If joint ownership, Check one:

B.__ 	Joint Tenants with 		F.__	Trust - attach a copy of trust
  Rights of Survivorship 		agreement

C.__	Tenants in Common  		G.__	Power of Attorney-attach original

D.__	Community Property		H.__	Custodian under Uniform Gifts
to Minors Act

E.__	Tenants by Entirety 		I.__	Partnership-attach a copy of
Partnership Agreement

J.__	Corporation-attach a copy of
corporate resolution authorizing
signature and purchase

K.__	Other-Please specify below and
supply evidence of authority to
sign and purchase:




						or
Social Security Number of 				Identification Number of
Individual Limited Partner 				Corporate Limited Partner




Social Security Number
of Individual Joint Partner (if any)


Subscriber Name


First Name  - Initial Not Acceptable		M.I.		Last Name


Joint Subscriber Name (if any)


First Name - Initial Not Acceptable		M.I.		Last Name


Partnership or Corporate Subscriber Name


Jurisdiction of Incorporation of Corporate Subscriber


Residence Address, or Principal Place of Business if Corporate
Subscriber
(Important: P.O. Box Numbers not acceptable for Residence Address)



Street Number Street Name 							Apt. No.


Bldg. No.			City				State		Zip Code


Mailing Address (if other than address above)



Street Number Street Name             				Apt. No.


Bldg. No.			City				State		Zip Code



Home Telephone 				Office Telephone
    Area Code Number			       Area Code Number




The foregoing subscription is hereby accepted by the Corporation this 2nd day of July, 2001.


SYSTEMS HOLDING , INC.



By
   -----------------------------





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corp\ers\agreemnt\subscription-cash